PROSPECTUS and                  PRICING SUPPLEMENT NO. 8
PROSPECTUS SUPPLEMENT, each     effective at 2:00 PM EST
Dated 10 September 2002         Dated 8 July 2003
CUSIP: 24422EPE3                Commission File No.: 333-86790
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,570,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              11 July 2003

Maturity Date:                    11 July 2005

Principal Amount:                 $200,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 24 Basis Points

Initial Interest
Determination Date:               9 July 2003

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 11th
                                  Oct, Jan, Apr, Jul
                                  (or next Business Day)

Interest Determination Dates:     Two London Business Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 11th
                                  Oct, Jan, Apr, Jul
                                  (or next Business Day)

Redemption Provisions:            None

Plan of Distribution:             Principal  Principal Amount
                                                     Of Notes
                                  Banc One Capital Markets,
                                    Inc.           $80,000,000
                                  Citigroup Global Markets
                                    Inc.            80,000,000
                                  TD Securities (USA)
                                    Inc.            13,334,000
                                  BNY Capital Markets,
                                    Inc.            13,333,000
                                  Fifth Third Securities,
                                    Inc.            13,333,000
                                  Total           $200,000,000
                                  The above parties have
                                  purchased the Senior Notes, as
                                  principal, at a price of
                                  99.75% of the aggregate
                                  principal amount of the Senior
                                  Notes.

Banc One Capital Markets, Inc.
Citigroup Global Markets, Inc.
TD Securities (USA) Inc.
BNY Capital Markets, Inc.
Fifth Third Securities, Inc.